Exhibit 99.2

ST Energy Transition I Ltd. Announces Cancellation of Extraordinary General Meeting

HAMILTON, Bermuda—May 26, 2023—ST Energy Transition I Ltd. (NYSE: STET) (the “Company”) today announced that it has cancelled the extraordinary general meeting which had not yet been scheduled (the “Extraordinary General Meeting”), and is abandoning the proposals set forth in the Company’s preliminary proxy statement for the Extraordinary General Meeting filed with the U.S. Securities and Exchange Commission filed on May 2, 2023.

About ST Energy Transition I Ltd.

ST Energy Transition I Ltd. is a blank check company, incorporated in Bermuda as an exempted company limited by shares, for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we intend to focus our search on opportunities that contribute in positive ways towards energy transition and clean energy technology.

Media:

Jan Erik Klepsland

Email address: jan.klepsland@seatankersmgt.com

Tel: +1 (441) 295-6935

Forward-Looking Statements

Certain statements contained in this press release and certain materials the Company files with the SEC, as well as information included in oral statements or other written statements made or to be made by the Company, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements speak only as of the date of this press release. These forward-looking statements are based on management’s current expectations, assumptions and beliefs regarding future events and are based on currently available information as to the outcome and timing of future events, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects disclosed in the Company’s annual, quarterly reports and subsequent reports filed with the SEC, as amended from time to time. Any or all of these occurrences could cause actual results to differ from those in the forward-looking statements, and the Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.